Exhibit (a)(1)(v)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.
Form of Acceptance for Shares
To Tender Ordinary Shares
(ISIN FR0000073066)
of
Wavecom S.A.
at
€8.50 Per Share,
Pursuant to the U.S. Offer to Purchase for Cash
by
Sierra Wireless France SAS
an indirect wholly-owned subsidiary of
Sierra Wireless, Inc.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FEBRUARY 12, 2009, UNLESS THE U.S. OFFER IS EXTENDED.

The U.S. Tender Agent for the U.S. Offer is:

THE BANK OF NEW YORK MELLON

By Overnight Delivery/Hand: BNY Mellon Shareowner Services Attn: Corporate Action Department, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) and Daytime Telephone	Shares Tendered

DELIVERY OF THIS FORM OF ACCEPTANCE FOR SHARES TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS FORM OF ACCEPTANCE FOR SHARES WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 ACCOMPANYING THIS FORM OF ACCEPTANCE FOR SHARES. DELIVERY OF THIS FORM OF ACCEPTANCE FOR SHARES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE U.S. TENDER AGENT.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS FORM OF ACCEPTANCE FOR SHARES CAREFULLY BEFORE COMPLETING THE FORM. THIS FORM OF ACCEPTANCE FOR SHARES SHOULD BE USED ONLY FOR TENDERING SHARES (AS DEFINED BELOW). DO NOT USE THIS FORM OF ACCEPTANCE FOR SHARES FOR TENDERING ADSs OR OCEANEs.

You have received this form of acceptance for Shares in connection with the offer by Sierra Wireless France SAS, a company organized under the laws of France (“Purchaser”), and an indirect wholly-owned subsidiary of Sierra Wireless, Inc., a Canadian corporation, to purchase all outstanding shares (“Shares”) of Wavecom S.A. (“Wavecom”), a company organized under the laws of France, held by U.S. Holders within the meaning of Rule 14d-1(d) of the Securities Exchange Act of 1934, as amended, for €8.50 per Share, net to the tendering holder in cash, less any required withholding taxes and without interest, as described in the U.S. Offer to Purchase, dated January 8, 2009. This document should be read in conjunction with the U.S. Offer to Purchase. Capitalized terms used in this document but not defined herein have the meanings given to those terms in the U.S. Offer to Purchase.

American Depositary Shares (“ADSs”) and bonds convertible and/or exchangeable for newly issued or existing Shares by option (obligations à options de conversion et/ou d’échange en actions nouvelles ou existantes) (the “OCEANEs”) cannot be tendered by means of this form of acceptance for Shares. If you are a holder of ADSs or a U.S. Holder of OCEANEs, you can obtain an ADS letter of transmittal or form of acceptance for OCEANEs and related documents for tendering those securities from the Information Agent. This form of acceptance for Shares can be used only to tender Shares. See Instruction 5 of this form of acceptance for Shares. Shares and OCEANEs held of record by persons who are non-U.S. Holders cannot be tendered pursuant to the U.S. Offer and can only be tendered pursuant to the concurrent French Offer. Information on the French Offer may be obtained from D.F. King & Co., Inc., the Information Agent for the U.S. Offer, at (800) 290-6429.

All forms of acceptance for Shares and other required documents delivered to The Bank of New York Mellon (the “U.S. Tender Agent”) by shareholders will be deemed (without any further action by the U.S. Tender Agent) to constitute acceptance by such holders of the U.S. Offer with respect to their Shares, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements and amendments thereto, and this form of acceptance for Shares.

Holders of Shares purchased in the U.S. Offer will receive the purchase price for such securities by check.

This form of acceptance for Shares is to be used if the delivery of Shares is to be made by book-entry transfer to an account maintained by the U.S. Tender Agent at BNP Paribas pursuant to the procedures set forth in Section 3 in the U.S. Offer to Purchase. Delivery of documents to BNP Paribas or Euroclear, France does not constitute delivery to the U.S. Tender Agent.

In the event of an inconsistency between the terms and procedures in this form of acceptance for Shares and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

The term “Expiration Date” means 12:00 noon, New York City time on February 12, 2009 or if the U.S. Offer is extended, the latest time and date at which the U.S. Offer, as extended, will expire.

PLEASE FILL IN THE INFORMATION BELOW IF THE TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE U.S. TENDER AGENT’S ACCOUNT AT BNP PARIBAS:

Name of Tendering Institution:

Euroclear Participant Number:

Transaction Code Number:

Name of Broker:

Telephone Number of Broker:

Delivery should be made as follows: via Euroclear, France to Participant # 030*, BNP Paribas Securities Services, Paris for the account of The Bank of New York Mellon. Please include in the comment field: For credit to Sub-Account Number 60851K — WAVECOM – US Shares.

*	Note after January 19, 2009 with the implementation of ESES in Holland and Belgium the Participant Number will be EGSP030.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: The Bank of New York Mellon, as U.S. Tender Agent

The undersigned hereby instructs the U.S. Tender Agent to accept the U.S. Offer on behalf of the undersigned with respect to the above-described Shares, subject to the terms and conditions set forth in the U.S. Offer to Purchase, any supplements or amendments thereto, and this form of acceptance for Shares.

The undersigned hereby acknowledges that delivery of this form of acceptance for Shares and of the Shares and other required documents delivered to the U.S. Tender Agent in connection herewith will be deemed (without any further action by the U.S. Tender Agent) to constitute acceptances of the U.S. Offer by the undersigned with respect to such Shares, subject to the rights of withdrawal set out in Section 4 in the U.S. Offer to Purchase and the terms and conditions set forth in this form of acceptance for Shares.

The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance by Purchaser, constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the U.S. Offer.

The undersigned hereby delivers to the U.S. Tender Agent for tender to Purchaser the above-described Shares, in accordance with the terms and conditions of the U.S. Offer to Purchase, any supplements or amendments thereto, and this form of acceptance for Shares.

Upon the terms of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extensions or amendments), the undersigned hereby:

(i) sells, assigns and transfers to Purchaser all right, title and interest in and to all the Shares being tendered hereby and any and all cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect of such Shares on or after January 8, 2009 (collectively, “Distributions”); and

(ii) irrevocably constitutes and appoints the U.S. Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares and any Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver such Shares (and any associated Distributions) or transfer the ownership of such Shares (and any associated Distributions) on the account books maintained by Euroclear, France, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Purchaser and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any associated Distributions), all in accordance with the terms and subject to the conditions of the U.S. Offer.

The undersigned hereby irrevocably appoints each of the designees of Purchaser the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of the undersigned’s rights with respect to the Shares tendered hereby that have been accepted for payment and with respect to any Distributions. The designees of Purchaser will, with respect to the Shares and any associated Distributions for which the appointment is effective, be empowered to exercise all voting and any other rights of the undersigned, as they, in their sole discretion, may deem proper. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares. Such appointment is effective when, and only to the extent that, Purchaser accepts the Shares tendered with this form of acceptance for Shares for payment pursuant to the U.S. Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares and any associated Distributions will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective). Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights, to the extent permitted under applicable law, with respect to such Shares and any associated Distributions, including voting at any meeting of Wavecom shareholders.

The undersigned understands that if the signature on this form of acceptance for Shares is provided in a capacity other than that of a registered stockholder (e.g., under a Power of Attorney), then the capacity in which the form of acceptance for Shares is signed will be stated and evidence of the undersigned’s authority to act in such capacity will be submitted together with this form of acceptance for Shares.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares and any Distributions tendered hereby and that when the same are purchased by Purchaser, Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed to complete the sale, assignment and transfer of the Shares and any Distributions tendered hereby.

The undersigned agrees to ratify each and every act or thing which may be done or effected by any director of, or other person nominated by, Purchaser or their respective agents, as the case may be, in the exercise of any of his or her powers and/or authorities hereunder.

The undersigned undertakes, represents and warrants that if any provision of this form of acceptance for Shares shall be unenforceable or invalid or shall not operate so as to afford Purchaser or the U.S. Tender Agent or their respective agents the benefit of the authority expressed to be given in this form of acceptance for Shares, the undersigned shall, with all practicable speed, do all such acts and things and execute all such documents as may be required to enable Purchaser or the U.S. Tender Agent to secure the full benefits of this form of acceptance for Shares.

All authority conferred or agreed to be conferred and all undertakings, representations and warranties given pursuant to this form of acceptance for Shares shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the U.S. Offer to Purchase, this tender is irrevocable.

The undersigned hereby instructs Purchaser to (i) issue, or cause to be issued, and mail, or cause to be mailed, the check for the purchase price for the Shares accepted for purchase in the name(s) and to the address(es) of the registered holder(s) appearing in the box entitled “Description of Shares Tendered”, and/or (ii) credit the undersigned’s account maintained at the book-entry transfer facility with any Shares not accepted for purchase. The undersigned recognizes that Purchaser will not transfer any Shares from the name of the registered holder thereof.

The terms and conditions of the U.S. Offer contained in the U.S. Offer to Purchase, as from time to time supplemented or amended, shall be deemed to be incorporated in, and form part of, this form of acceptance for Shares, which shall be read and construed accordingly.

THIS FORM OF ACCEPTANCE FOR SHARES SHALL NOT BE CONSIDERED COMPLETE AND VALID, AND DELIVERY OF THE CONSIDERATION PURSUANT TO THE U.S. OFFER SHALL NOT BE MADE, UNTIL THE SHARES BEING TENDERED AND ALL OTHER REQUIRED DOCUMENTATION HAVE BEEN RECEIVED BY THE U.S. TENDER AGENT AS PROVIDED IN THE U.S. OFFER TO PURCHASE AND THIS FORM OF ACCEPTANCE FOR SHARES.

IMPORTANT — SIGN HERE
(Please Also Complete Substitute Form W-9 Below)

(Signature(s) of Owner(s)

Dated:  , 2009

(Must be signed by registered owner(s) exactly as name(s) appear(s) on a security position listing. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 2.)

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security No.:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the U.S. Offer

1. Delivery of form of acceptance for Shares and Shares.  This form of acceptance for Shares is to be completed by shareholders if tenders are to be made by book-entry transfer set forth in Section 3 of the U.S. Offer to Purchase. A manually executed copy of this document may be used in lieu of the original. Confirmation of any book-entry transfer into the U.S. Tender Agent’s account at BNP Paribas, which has an account at Euroclear, France, of Shares tendered by book-entry transfer (“Book-Entry Confirmation”), as well as this form of acceptance for Shares properly completed and duly executed, and any other documents required by this form of acceptance for Shares, must be received by the U.S. Tender Agent at one of its addresses set forth herein on or prior to the Expiration Date. If Shares are forwarded to the U.S. Tender Agent in multiple book-entry transfers, a properly completed and duly executed form of acceptance for Shares must accompany each such book-entry transfer.

The method of delivery of this form of acceptance for Shares and all other required documents is at the sole option and risk of the tendering holders of Shares. Shares will be deemed delivered only when actually received by the U.S. Tender Agent.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. By executing this form of acceptance for Shares, all tendering shareholders waive any right to receive any notice of the acceptance of their Shares for payment.

All questions as to validity, form and eligibility (including time of receipt) and acceptance of any tender of Shares hereunder will be determined by Purchaser in its sole and absolute discretion (which may delegate power in whole or in part to the U.S. Tender Agent) and such determination shall be final and binding. Purchaser reserves the absolute right to waive any defect or irregularity in the tender of any Shares of any particular holder whether or not similar defects or irregularities are waived in the case of any other holders. A tender of Shares will not be deemed to have been made until all irregularities have been cured or waived. None of Purchaser or any of its affiliates or assigns, the U.S. Tender Agent, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification.

2. Signatures on form of acceptance for Shares, Stock Powers and Endorsements.  The signature(s) on this form of acceptance for Shares must correspond with the name(s) as written on the security position listing of Wavecom without alteration, enlargement or any other change whatsoever.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this form of acceptance for Shares.

If any Shares tendered in the U.S. Offer are registered in different names, it will be necessary to complete, sign and submit as many separate forms of acceptance for Shares as there are different registrations.

If this form of acceptance for Shares is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority to act must be submitted.

3. Transfer Taxes.  Purchaser will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale of Shares to it or to its order pursuant to the U.S. Offer.

4. Requests for Assistance or Additional Copies.  U.S. Holders of Shares must use a form of acceptance for Shares in order to tender their Shares and accept the U.S. Offer. Questions or requests for assistance may be directed to the Information Agent at its address and telephone number set forth below or to your broker, dealer, commercial bank or trust company. Additional copies of the U.S. Offer to Purchase, this form of acceptance for Shares, and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished at Purchaser’s expense.

5. Holders of ADSs and OCEANEs.  Holders of record of ADSs, wherever resident, must use the ADS letter of transmittal in order to tender their ADSs into the U.S. Offer. Holders of ADSs evidenced by ADRs have been sent an ADS letter of transmittal with the U.S. Offer to Purchase and may not tender ADSs using this form of acceptance for Shares. If any holder(s) of ADSs need(s) to obtain a copy of the ADS letter of transmittal, such holder(s) should contact the Information Agent at the address and telephone numbers set forth at the end of this form of acceptance for Shares.

Holders of record of OCEANEs who are U.S. Holders have been sent a form of acceptance for OCEANEs. U.S. Holders of OCEANEs may not tender OCEANEs pursuant to this form of acceptance for Shares. If any such holder needs to obtain a copy of the appropriate form of acceptance, such holder should contact the Information Agent at the address and telephone numbers set forth at the end of this form of acceptance for Shares. OCEANEs held of record by persons who are not U.S. Holders cannot be tendered pursuant to the U.S. Offer.

6. Substitute Form W-9.  Each tendering holder of Shares is required to (i) provide the U.S. Tender Agent with a correct Taxpayer Identification Number (“TIN”), generally the holder’s social security number or federal employer identification number, on Substitute Form W-9 below and certify on such form whether the holder is subject to backup withholding, or (ii) file a Form W-8BEN or otherwise establish such holder’s exemption from backup withholding to the satisfaction of the U.S. Tender Agent. Failure to provide the information on the form may subject the tendering holder to 28% U.S. Federal backup withholding tax on the payment of the purchase price. The tendering holder may write “Applied For” in Part I of the form if the tendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the holder has written “Applied for” in Part I of the form, the holder must also complete the Certificate of Awaiting Taxpayer Identification Number. Notwithstanding that “Applied For” is written in Part I of the Substitute Form W-9 and that the holder has completed the Certificate of Awaiting Taxpayer Identification Number, the U.S. Tender Agent will withhold 28% of all payments of the purchase price thereafter until a TIN is provided to the U.S. Tender Agent, unless the holder has filed a Form W-8BEN or otherwise established an exemption. See Important Tax Information below.

IMPORTANT:  THIS FORM OF ACCEPTANCE FOR SHARES (OR A MANUALLY EXECUTED COPY THEREOF), TOGETHER WITH THE BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE U.S. TENDER AGENT ON OR PRIOR TO THE EXPIRATION DATE.

IMPORTANT TAX INFORMATION

Under the U.S. Federal income tax law, a holder whose tendered Shares are accepted for purchase is required by law to (i) provide the U.S. Tender Agent with such holder’s correct TIN on Substitute Form W-9 below, certify that such TIN is correct (or that such security holder is awaiting a TIN), and certify whether the holder is subject to backup withholding or (ii) otherwise establish a basis for exemption from backup withholding. If such holder of Shares is an individual, the TIN is his or her social security number. If a holder of Shares fails to provide a correct TIN to the U.S. Tender Agent, such person may be subject to a U.S.$50.00 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to Shares purchased pursuant to the U.S. Offer may be subject to backup withholding of 28%.

Certain holders of Shares (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that holder must generally submit a Form W-8BEN, signed under penalties of perjury, attesting to that individual’s exempt status. A Form W-8BEN can be obtained from the U.S. Tender Agent.

If backup withholding applies, the U.S. Tender Agent is required to withhold 28% of any payments made to the holder of Shares or payee. Backup withholding is not an additional tax. Rather, the U.S. Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

If backup withholding applies and “Applied For” is written in Part I of the Substitute Form W-9 and the holder of Shares has completed the Certificate of Awaiting Taxpayer Identification Number, the U.S. Tender Agent will retain 28% of any payment of the purchase price for tendered Shares during the 60-day period following the date of the Substitute Form W-9. If a holder’s TIN is provided to the U.S. Tender Agent within 60 days of the date of the Substitute Form W-9, payment of such retained amounts will be made to such holder of Shares. If a holder’s TIN is not provided to the U.S. Tender Agent within such 60-day period, the U.S. Tender Agent will remit such retained amounts to the Internal Revenue Service as backup withholding and shall withhold 28% of any payment of the purchase price for the tendered Shares made to such holder thereafter, unless such holder of Shares furnishes a TIN to the U.S. Tender Agent prior to such payment.

Purpose of Substitute Form W-9

To prevent backup withholding on payments made to a holder whose tendered Shares are accepted for purchase (for holders other than foreign persons who provide an appropriate Form W-8BEN), the holder should complete and sign the Substitute Form W-9 included in this ADS letter of transmittal and provide the holder’s correct TIN and certify, under penalties of perjury, that the TIN provided on such form is correct (or that such holder is awaiting a TIN) and that (a) such holder of Shares is exempt from backup withholding, (b) such holder of Shares has not been notified by the Internal Revenue Service that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (c) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding. The holder must sign and date the Substitute Form W-9 where indicated, certifying that the information on such form is correct.

What Number to Give the U.S. Tender Agent

The holder of Shares is required to give the U.S. Tender Agent the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of their actual holder, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS
(See Instruction 6)

PAYER: THE BANK OF NEW YORK MELLON

Name:

Address:

Check appropriate box: ☐ Individual ☐ Partnership ☐ Corporation ☐ Other (specify)

SUBSTITUTE FORM W-9	Part I. — Please provide your taxpayer identification number in the space at right. If awaiting TIN, write “Applied for” in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.	SSN: Or EIN:

Request for Taxpayer Identification Number (TIN) and Certification	Part II. — For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.

Part III. Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me);
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature: Date: , 2009

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to a 28% backup withholding tax until I provide a properly certified taxpayer identification number.

Signature:	Date:

The U.S. Tender Agent for the U.S. Offer is:

THE BANK OF NEW YORK MELLON

By Overnight Delivery/Hand: BNY Mellon Shareowner Services Attn: Corporate Action Department, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310	By Mail: BNY Mellon Shareowner Services Attn: Corporate Action Department P.O. Box 3301 South Hackensack, NJ 07606

The Information Agent for the U.S. Offer is:

D.F. KING & CO., INC.
48 Wall Street
New York, New York 10005

U.S. Toll Free Number for holders of Securities in the United States: (800) 290-6429
U.S. Number for banks and brokers: +1 (212) 269-5550